UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2018

EXACTUS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55828	27-1085858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 205-5036

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02
Termination of a Material Definitive Agreement

             On July 16, 2018, Exactas, Inc. (the “Company”) received Notice from Digital Diagnostics, Inc. (the “Licensor”) of the Licensor’s intent to terminate the Amended and Restated License and Collaboration Agreement (the “Agreement”), originally dated January 19, 2016, by and between the Company and the Licensor. The Company disputes the validity of the Notice and maintains that the Agreement is in full force and effect until January 19, 2019 (the “Expiration Date”) and that the Company’s maintains the right to use the license and intellectual property granted to the Company under the Agreement until the Expiration Date. The Company has retained counsel to represent the Company with regard to the enforceability of the Agreement and related matters arising from the Notice and is in compliance with the Dispute Resolution and arbitration provisions of the Agreement.

For further information, investors should review the Company’s Form 10-K filed on April 2, 2018, and the Agreement, which is incorporated by reference as Exhibits 10.1 herein and was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016.

Item 9.01
Financial Statements and Exhibits.

Exhibit No.	Exhibit

10.1
Amended and Restated Collaboration and License Agreement dated August 18, 2016 (incorporated by reference from Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2018	Exactus, Inc. By: /s/ Phillip J. Young Phillip J. Young President and Chief Executive Officer